Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-129014 and No. 333-139966), on Forms S-3 (No. 333-132451 and No. 333-145164) and on Form S-4 (No. 333-132450) of Teton Energy Corporation of our report dated May 21, 2008 relating to the audited financial statements of Shelby Resources, LLC for the years ended December 31, 2007 and 2006, which appear in this Current Report on Form 8-K/A (Amendment No. 1) of Teton Energy Corporation dated May 23, 2008.

/s/Burdick, Meritt & Associates, P.C.
Burdick, Meritt & Associates, P.C.
Denver, Colorado
May 23, 2008